Exhibit 10.14

NATIONWIDE

EXCESS BENEFIT PLAN

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2000

TABLE OF CONTENTS

ARTICLE		PAGE

I	Definitions	1

II	Eligibility	1

III	Benefit Payable	2

IV	Liability for Payment	2

V	Method of Payment	3

VI	Amendment; Termination; Administration	3

VII	Construction	5

VIII	Execution	5

IX	Benefit Exceptions	5

Excess Benefit Plan

January 1, 2000

i

WHEREAS, certain Participating Employers as that term is defined in the Nationwide Retirement Plan (the “Retirement Plan”) have previously adopted the Nationwide Insurance Enterprise Excess Benefit Plan for the benefit of certain of its employees;

WHEREAS, said Participating Employers do now desire to amend and restate such plan as the Nationwide Excess Benefit Plan (this “Plan”), effective January 1, 2000;

NOW THEREFORE, the Participating Employers do hereby adopt, amend and restate this Plan set forth in this instrument, effective as of December 31, 1996.

ARTICLE I

Definitions

Any word or term used in this instrument, if defined in the Retirement Plan, shall have the same meaning as set forth in such definition.

ARTICLE II

Eligibility

Each Participant in the Retirement Plan will become a Participant in this Plan on the later of the date that the Participating Employer adopts this Plan or the first date that such Participant’s Projected Annual Benefit exceeds the maximum amount of annual straight life annuity that may be payable to him or her under the Retirement Plan at his or her Normal Retirement Date due to application of the Maximum Benefit provisions set forth in Section 3.06 of the Retirement Plan (the “Maximum Benefit Provisions”). Any individual who is a Participant in this Plan at any time will cease to be a Participant on the first date that his or her Projected Annual Benefit shall fall below such maximum amount set forth in the Retirement Plan.

Each spouse of a Participant in the Retirement Plan will become a Participant in this Plan on the first date that such spouse receives an annuity payment under Article V of the Retirement Plan which is less than the amount of payment such spouse would have received thereunder due to the application of the Maximum Benefit Provisions.

“Projected Annual Benefit” means the annual amount of Straight Life Annuity that would be payable to a Participant on his or her Normal Retirement Date under the Retirement Plan, without taking into account the Maximum Benefit Provisions, on the assumptions that (i) he or she continues employment with the Participating Employers until his or her Normal Retirement Date, (ii) that his or her Covered Compensation at date of determination continues without change until Normal Retirement Date, and (iii) that all other factors relevant to the determination of benefits under the Retirement Plan remain constant until his or her Normal Retirement Date.

Excess Benefit Plan

January 1, 2000

ARTICLE III

Benefit Payable

3.1

Each time that a Participant, or his or her contingent annuitant receives a life contingent annuity payment from the Retirement Plan, he or she shall receive a payment from this Plan equal to the difference between

(a)	the amount of payment he or she received from the Retirement Plan, and

(b)	the amount of payment he or she would have received from the Retirement Plan except for the Maximum Benefit Provisions.

3.2

In no event shall the calculation of benefits payable under this Plan under Section 3.1 consider compensation excluded from the calculation of the Retirement Plan benefit by reason of application of the annual compensation limit required under Code Section 401(a)(17).

3.3

The payment from this Plan shall be payable to a Participant, a beneficiary, or a Contingent Annuitant in the same form and manner, shall begin at the same time, shall be determined as of the same date, and shall be subject to the same adjustments as the benefit payable from the Retirement Plan. The benefit under this Plan shall be treated as if it is a single benefit with the benefit under the Retirement Plan, including the calculation of any benefit payable after the death of the Participant. However, the Level Income Option does not apply to this Plan. Optional forms of payment shall be calculated using the Actuarial Equivalent factors defined in the Retirement Plan.

ARTICLE IV

Liability for Payment

4.1	Each Participating Employer shall be liable for payments made under this Plan to Participants who were last employed by such Participating Employer.

4.2

The value of the benefit under this Plan shall be determined on the Participant’s Severance Date, and any resulting tax consequences shall be allocated to the Participating Employer which last employed such Participant.

Excess Benefit Plan

January 1, 2000

ARTICLE V

Method of Payment

5.1

The dollar amount of each payment and all costs, charges and expenses relating thereto under this Plan shall be paid from the general assets of the Participating Employer(s) liable for such payment. Such payments shall not be funded in advance.

As an unfunded plan, this Plan has no assets and each Participant’s right to a payment due hereunder is that of an unsecured creditor of the Participating Employer(s) liable for such payment.

5.2

Regardless of which annuity form is selected under the Retirement Plan, the survivor benefit election made by the Participant under the Retirement Plan shall apply to benefits under this Plan. No separate annuity form or beneficiary designation is permitted under this Plan.

5.3	Notwithstanding Sections 3.1 or 5.2 of this Plan, the Level Income Option is not available on benefits otherwise payable under this Plan.

ARTICLE VI

Amendment; Termination; Administration

6.1

The Plan may be amended at any time upon the approval of the Benefits Committee of the Plan Sponsor by an action documented in writing. The Benefits Committee shall consist of three or more senior executives of the Plan Sponsor selected by the Board of Directors of the Plan Sponsor from time to time. The initial members of the Benefits Committee shall be the Chief Financial Officer, Chief Human Resources Officer and General Counsel of the Plan Sponsor. Such amendment may be made with respect to the benefit provisions of the Plan or the addition or deletion of one or more Participating Employers. No amendment shall adversely affect the benefits accrued by any employee prior to the effective date of the amendment.

This Plan may be terminated at any time by means of an action taken in accordance with the relevant state law by the Board of Directors of Nationwide Mutual Insurance Company. In addition, the Board of Directors of any Participating Employer may, by an action taken in accordance with the relevant state law, elect to terminate such Participating Employer’s participation in this Plan at any time.

If this Plan is terminated or amended, there shall be established a minimum benefit under this Plan equal to the benefit accrued under this Plan as if the Participant had terminated

Excess Benefit Plan

January 1, 2000

employment on the effective date of the amendment or termination, but not more than (a) reduced by (b):

(a)	the accrued benefit of the Participant under the Retirement Plan as of the date of the amendment or termination, determined as if the Maximum Benefit provisions did not apply; and

(b)	The accrued benefit of the Participant under the Retirement Plan as of his or her Retirement Date.

Any amendment or termination of this Plan shall not affect benefits in pay status for any Participant, beneficiary or contingent annuitant.

When another organization becomes a Participating Employer under the Retirement Plan, this Plan shall be amended to include such organization as a Participating Employer under this Plan.

In the event that a Participating Employer hereunder ceases to be a Participating Employer under the Retirement Plan, termination of this Plan shall be deemed to have occurred with respect to such Participating Employer effective as of the date it ceased to be a Participating Employer under the Retirement Plan without the need for amendment of this instrument, provided, however, that such termination of plan shall not discharge such Participating Employer from any liability it may have hereunder as to any persons who are Participants or contingent annuitants immediately prior to the Effective Date of such termination of plan.

6.2

The Nationwide Mutual Insurance Company shall be the Administrator of the Plan. The Administrator shall have the discretion and authority to construe/interpret the Plan to determine eligibility to participate in the Plan and to issue such regulations as it deems appropriate. The Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The Administrator’s interpretations, determinations, regulations and calculations shall be final and binding on all Participants, persons and parties concerned. The Administrator may appoint such agents as it shall deem appropriate from time to time to assist in carrying out its functions hereunder.

6.3

The benefits payable under this Plan or the right to receive future benefits under this Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempts are made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Administrator which, in its sole discretion, may cause the same to be held or applied

Excess Benefit Plan

January 1, 2000

for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

6.4

Nothing contained in this Plan shall be construed as a contract of employment between a Participating Employer and any Participant, or as a right of any Participant to be continued in employment of the Participating Employer, or as a limitation on the right of the Participating Employer to discharge any of its employees, with or without cause.

ARTICLE VII

Construction

The provisions of this Plan shall be construed, regulated, administered, and enforced according to the laws of the State of Ohio.

ARTICLE VIII

Execution

This Plan has been established by the Participating Employers in conformity with resolutions adopted by their respective Boards of Directors and may be executed in any number of counterparts, each of which will be considered an original.

ARTICLE IX

Benefit Exceptions

Anything in the Plan to the contrary notwithstanding, any Participant in the Gates, McDonald & Company, Unfunded Deferred Compensation Excess Benefit Plan as of January 1, 1990 shall become a participant in this Plan on January 2, 1990.

Effective February 1, 1990, all payments that would have been paid from the Gates, McDonald & Company, Unfunded Deferred Compensation Excess Benefit Plan shall be paid from this Plan.

Effective December 31, 1996, all payments that would have been paid from the Wausau Insurance Company Excess Defined Benefit Plan (the “Wausau Excess Plan”) shall be paid from this Plan. Any benefit in a pay status under the Wausau Excess Plan as of December 31, 1996, shall not be affected by any amendment or termination of this Plan.

Excess Benefit Plan

January 1, 2000

IN WITNESS WHEREOF, the parties have, through their duly authorized officers, executed this document                                                              , 2000.

NATIONWIDE MUTUAL INSURANCE COMPANY

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

NATIONWIDE LIFE INSURANCE COMPANY

NATIONWIDE GENERAL INSURANCE COMPANY

NATIONWIDE PROPERTY AND CASUALTY INSURANCE

COMPANY

NATIONWIDE CORPORATION

NATIONWIDE ASSURANCE COMPANY

SCOTTSDALE INSURANCE COMPANY

GATES, MCDONALD & COMPANY

GATES, MCDONALD & COMPANY OF NEW YORK, INC.

GATES, MCDONALD & COMPANY OF NEVADA

NATIONWIDE FINANCIAL INSTITUTION DISTRIBUTORS

AGENCY, INC.

NATIONWIDE REALTY INVESTORS, LTD.

NATIONAL CASUALTY COMPANY

NATIONWIDE HEALTH PLANS, INC.

GATESMCDONALD HEALTH PLUS, INC.

NATIONAL DEFERRED COMPENSATION, INC.

FARMLAND MUTUAL INSURANCE COMPANY

COOPERATIVE SERVICE COMPANY

NATIONWIDE RETIREMENT SOLUTIONS, INC.

NATIONWIDE RETIREMENT SOLUTIONS, INC. OF OHIO

VILLANOVA CAPITAL, INC.

VILLANOVA SA CAPITAL TRUST

NATIONWIDE ADVISORY SERVICES, INC.

By:

INSURANCE INTERMEDIARIES, INC.

By:

Excess Benefit Plan

January 1, 2000

MORLEY FINANCIAL SERVICES, INC.

By:

PEOPLES TRAVEL SERVICE, INC.

By:

Excess Benefit Plan

January 1, 2000